UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2004

INTERSECTIONS INC.

(Exact name of registrant as specified in its charter)

000-50580
(Commission File Number)
Delaware		54-1956515
(State or other jurisdiction of incorporation)		(IRS Employer Identification Number)

14901 Bogle Dr.
Chantilly, Virginia 20151
(Address of principal executive offices, including zip code)

(703) 488-6100
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 — Presentation Materials

Item 9. Regulation FD Disclosure

As previously announced, executives of Intersections Inc. will present at the Stephens Inc. Information Technology and Services Conference on Tuesday, June 8, 2004, at 10:00 a.m. Eastern Time at the New York Palace Hotel, New York, NY. This presentation will be webcast live by CCBN and can be accessed via the Investors page of the Intersections Inc. website at www.intersections.com. The webcast will also be distributed through the CCBN StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, CCBN’s individual investor portal, powered by CCBN StreetEvents. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A copy of the presentation is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2004

INTERSECTIONS INC. (Registrant)

By:	/s/ Kenneth D. Schwarz
Kenneth D. Schwarz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Presentation Materials